UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 17, 2007

Juniata Valley Financial Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-13232	232235254
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Bridge and Main Streets, Mifflintown, Pennsylvania		17059
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717-436-8211

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On April 20, 2007, Juniata Valley Financial Corp. issued a press release reporting financial results for the quarter ended March 31, 2007. The aforementioned press release is attached as Exhibit 99.1 to this current reort on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 17, 2007, the Board of Directors of Juniata Valley Financial Corp. amended the Company's Bylaws. Section 8.1 was amended to change the number of days prior to the anniversary date of the immediately preceding annual meeting of shareholders that notice must be delivered by a shareholder who intends to nominate a candidate for election to the Board of Directors. The number of days was changed from 45 to 120.

Item 8.01 Other Events.

The Board of Directors of Juniata Valley Financial Corp. declared a dividend of $0.17 per share to common shareholders of record May 15, 2007, payable on June 1, 2007. Additionally, the Board declared a separate special dividend of $0.25 per share, payable also on June 1, 2007 to shareholders of record May 15, 2007. A copy of the press release announcing the dividend is being furnished as Exhibit 99.1 to this report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniata Valley Financial Corp.

April 20, 2007	By:	JoAnn McMinn

Name: JoAnn McMinn
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.2	Amendment to Bylaws of Juniata Valley Financial Corp. (April 17, 2007)
99.1	Press Release announcing earnings and dividends First Quarter 2007